Exhibit 11



                               GALEY & LORD, INC.
                       STATEMENT REGARDING COMPUTATION OF
                               PER SHARE EARNINGS


Computation of Average Shares Outstanding (In Thousands):

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


                                         Three Months Ended                       Six Months Ended
                                         --------------------                     -----------------
                                      Mar. 28, 1998     Mar.29, 1997        Mar. 28, 1998    Mar. 29, 1997
                                      -------------     ------------        -------------    -------------

Basic Average Common
     Shares Outstanding                  11,682            11,598              11,673           11,587

Add Dilutive Options                        406               408                 398              360
                                        --------         --------            --------          --------

Diluted Average Shares                   12,088            12,006              12,071           11,947

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